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Exhibit (n)(1)

                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                                                     April 23, 2004

VIA EDGARLINK

Board of Directors
Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 (File No. 333-84023) of the Farmers Variable Life Separate Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             Sutherland Asbill & Brennan LLP

                                             By: /s/ Mary Jane Wilson-Bilik
                                                 -------------------------------
                                                 Mary Jane Wilson-Bilik